Exhibit 10.11

INDUSTRIAL MULTI-TENANT LEASE

by and between

AMB-SGP TX/IL, L.P.

(Landlord)

and

Extend Health, Inc.

(Tenant)

Dated: May 17, 2011

1

	7.1	Tenant’s Obligations	10
	7.2	Landlord’s Obligations	11
	7.3	Alterations	11
	7.4	Surrender/Restoration	11

8.	Insurance; Indemnity		12

	8.1	Payment of Premiums	12
	8.2	Tenant’s Insurance	12
	8.3	Landlord’s Insurance	13
	8.4	Waiver of Subrogation	13
	8.5	Indemnities	13
	8.6	Exemption of Landlord from Liability	14

9.	Damage or Destruction		14

	9.1	Termination Right	14
	9.2	Damage Caused by Tenant	14

10.	Real Property Taxes		15

	10.1	Payment of Real Property Taxes	15
	10.2	Real Property Tax Definition	15
	10.3	Additional Improvements	15
	10.4	Joint Assessment	15
	10.5	Tenant’s Property Taxes	15

11.	Reconciliation Statement		16

12.	Utilities		16

13.	Assignment and Subletting		16

	13.1	Landlord’s Consent Required	16
	13.2	Additional Compensation	18

14.	Default; Remedies		18

	14.1	Default	18
	14.2	Landlord Default	19
	14.3	Remedies	19
	14.4	Late Charges	19

15.	Condemnation		20

16.	Estoppel Certificate and Financial Statements		20

	16.1	Estoppel Certificate	20
	16.2	Financial Statement	21

17.	Additional Covenants and Provisions		21

2

17.1	Severability	21
17.2	Interest on Past-Due Obligations	21
17.3	Time of Essence	21
17.4	Landlord Liability	21
17.5	Tenant Liability	21
17.6	No Prior or Other Agreements	22
17.7	Notice Requirements	22
17.8	Date of Notice	22
17.9	Waivers	22
17.10	Holdover	22
17.11	Binding Effect: Choice of Law	23
17.12	Landlord	23
17.13	Attorneys’ Fees and Other Costs	23
17.14	Landlord’s Access; Showing Premises; Repairs	23
17.15	Signs	24
17.16	Termination; Merger	24
17.17	Quiet Possession	24
17.18	Subordination; Attornment; Non-Disturbance	24
17.19	Rules and Regulations	24
17.20	Security Measures	25
17.21	Reservations	25
17.22	Conflict	26
17.23	Offer	26
17.24	Amendments	26
17.25	Multiple Parties	26
17.26	Authority	26
17.27	Brokerage Commissions	26
17.28	No Partnership	26
17.29	Lease Captions	26
17.30	Counterparts	26
17.31	Interpretation	27
17.32	Recording	27
17.33	Force Majeure	27
17.34	Patriot Act	27
17.35	ADA	28
17.36	Early Entry by Tenant	29

3

INDUSTRIAL MULTI-TENANT LEASE

1. Basic Provisions (“Basic Provisions”)

1.1 Parties: This Lease (“Lease”) dated May 17, 2011, is made by and between AMB-SGP TX/IL, L.P., a Delaware limited partnership, (“Landlord”) and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”) (collectively the “Parties,’ or individually a “Party”).

1.2 Premises: A portion of the building (which contains approximately 25,600 total square feet, the “Building”) located at 1350 North Glenville Drive in the City of Richardson, State of Texas, containing approximately 17,731 square feet, as outlined on Exhibit A attached hereto (the “Premises”). The Building is located in the industrial center commonly known 1350 North Glenville (which contains approximately 25,600 total square feet, the “Industrial Center”). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the “Industrial Center.”

1.3 Lease Commencement Date: May 31, 2011 (the “Lease Commencement Date”).

1.4 Rent Commencement Date: The later of (a) the date on which the Work (as defined in Addendum C to this Lease) is Substantially Completed (as defined in Addendum C to this Lease), or (b) July 1, 2011 (the “Rent Commencement Date”). Tenant shall have the right to enter the Premises prior to the Rent Commencement Date pursuant to Section 17.36 of this Lease.

1.5 Term: Subject to the provisions set forth herein, the term (the “Term”) shall be for a period of thirty nine (39) months, commencing on the Rent Commencement Date and ending on the last day of the 39th month thereafter (the “Expiration Date”). If the actual date that is the Rent Commencement Date is not the first day of a calendar month, then the Expiration Date shall be extended until the last day of the 39-month period following the actual Rent Commencement Date so as to give effect to the full stated initial Term.

1.6 Base Rent: Pursuant to the provisions of this Lease, Tenant shall pay the following rental amounts (as applicable, the “Base Rent”) for the following time periods during the Term:

(a) $0.00 per month ($0.00 psf/yr), commencing on the Rent Commencement Date and ending on the last day of the 3rd full calendar month thereafter; (b) $10,343.08 per month ($7.00 psf/yr), commencing the first day of the 4th calendar month after the Rent Commencement Date and ending on the Expiration Date.

1.7 Tenant’s Share of Operating Expenses (“Tenant’s Share”):

(a)	Industrial Center:	69.26%
(b)	Building	69.26%

1.8 Tenant’s Estimated Monthly Rent Payment: Following is the estimated monthly Rent (Base Rent for the applicable period of the Term plus Additional Rent) payment to Landlord pursuant to the provisions of this Lease. Payment of Base Rent pursuant to Paragraph 4.1 shall commence on the Rent Commencement Date; payment of Operating Expenses pursuant to Paragraph 4.2, Landlord Insurance pursuant to Paragraph 8.3, and Real Property Taxes pursuant to Paragraph 10 shall also commence on the Rent Commencement Date. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)	Base Rent (Paragraph 4.1)	$10,343.08
(b)	Operating Expenses (Paragraph 4.2; excluding Real Property Taxes, Landlord Insurance)	$1,610.57
(c)	Landlord Insurance (Paragraph 8.3)	$103.43
(d)	Real Property Taxes (Paragraph 10)	$2,053.84

Estimated Monthly Payment		$14,110.92

1.9 Security Deposit: $14,110. 92 (the “Security Deposit”)

1.10 Permitted Use (“Permitted Use”): General office use, including without limitation the installation, operation, maintenance, repair and replacement of telecommunications equipment, computer systems and associated components, and other uses normally related thereto.

1.11 Guarantor: Intentionally Deleted.

1.12 Addenda and Exhibits: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

(a) Addenda:	Addendum A: Addendum B: Addendum C:	Landlord’s Remedies Option to Renew Construction Agreement

(b) Exhibits:	Exhibit A: Exhibit B: Exhibit C: Exhibit C-1: Exhibit D: Exhibit E: Exhibit F: Exhibit G: Exhibit H: Exhibit I: Exhibit J:

Diagram of Premises

Commencement Dates Certificate

Environmental Questionnaire

Move In Standards

Move Out Standards

Rules and Regulations

[Intentionally deleted.]

Operating Expense Exclusions

Approved Tenant Signage

Right of First Refusal

Non-Exclusive Parking

1.13 Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to AMB-SGP TX/II, L.P. at the following address:

AMB Property Corporation

P.O. Box 6156

Hicksville, NY 11802-6156

2. Premises, Parking and Common Areas.

2.1 Letting. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant’s Share thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Parking. Tenant shall be entitled to the non-exclusive use of a maximum of one hundred seventy-three (173) vehicle parking spaces (including a striped portion of the truck court area located within the Industrial Center) as shown on Exhibit J (the “Non-Exclusive Parking”), at no additional cost to Tenant, on those portions of the Common Areas designated by Landlord for Tenant’s parking. Tenant shall not use more parking spaces than said number referenced above for Tenant’s Non-Exclusive Parking. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.”

(a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

(b) If Tenant permits or allows any of the prohibited activities described in Paragraph 2.2 of this Lease, then Landlord shall have the right, one (1) business day after delivery of written notice to Tenant with respect to the first two (2) violations in any calendar year, and thereafter without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable within ten (10) days after demand by Landlord.

2.3 Common Areas - Definition. “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

2.4 Common Areas - Tenant’s Rights. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center which have been provided to Tenant.

2.5 Common Areas - Rules and Regulations. Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 17.19.

2.6 Common Area Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

(d) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 Term. The Lease Commencement Date and Rent Commencement Date are as specified in Paragraph 1.3 and Paragraph 1.4, respectively, and the Expiration Date and Term of this Lease are as specified in Paragraph 1.5.

3.2 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Rent Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except as expressly set forth below. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the teams of this Lease until Landlord delivers possession of the Premises to Tenant, and the Rent Commencement Date shall be adjusted accordingly. If possession of the Premises is not delivered to Tenant within 60 days after July 1, 2011 and such delay is not due to Tenant’s acts, failure to act or omissions, Tenant shall be entitled, by notice in writing to Landlord within fifteen (15) business days after September 1, 2011, to cancel this Lease and the parties shall be discharged from all obligations hereunder.

3.3 Commencement Dates Certificate. At the request of Landlord, Tenant shall promptly execute and deliver to Landlord a completed certificate (“Commencement Dates Certificate”) in the form attached hereto as Exhibit B.

4. Rent.

4.1 Base Rent. Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction (except as expressly permitted by this Lease), in advance on or before the first day of each calendar month throughout the Term of this Lease, commencing on the Rent Commencement Date. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as “Rent”. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be Rent.

4.2 Operating Expenses. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions:

(a) “Operating Expenses” are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

(i) The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

(ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

(iii) Trash disposal, janitorial services, snow removal, property management and life/safety systems.

(iv) Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

(v) Real Property Taxes.

(vi) Premiums and commercially reasonable deductibles actually paid by Landlord for the insurance policies maintained by Landlord under Paragraph 8 hereof.

(vii) Environmental monitoring and insurance programs.

(viii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 8% or the maximum annual interest rate permitted by law.

(ix) Monthly amortization of capital improvements and equipment acquired and installed to reduce overall Operating Expenses and/or reduce tenant utility costs, including but not limited to, energy management systems, solar energy systems, high capacity T5 and T8 fluorescent lighting system retrofits, etc., amortized at an annual rate reasonably calculated to equal the amount of Operating Expenses actually saved in each calendar year throughout the lease term (as determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce Operating Expenses).

(x) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems, but only to the extent performed for the overall benefit of the Building and not for the benefit of or due to the fault of any specific tenant or other occupant of the Building (other than Tenant).

(xi) Maintenance of heating, ventilating and air conditioning systems (“HVAC”) serving the Common Areas.

(xii) If Tenant fails to maintain the Premises in accordance with Tenant’s maintenance obligations pursuant to this Lease, any expense incurred by Landlord for such maintenance.

(xiii) Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include the Operating Expense Exclusions (as defined in Exhibit G) set forth on Exhibit G.

(b) Tenant’s Share of Operating Expenses that are not specifically attributed to the Premises or Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.7(b). Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.7(a). Landlord in its reasonable discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services, unless otherwise expressly required by this Lease.

(d) For purposes of calculating Operating Expenses under this Section 4, the Controllable Operating Expenses (defined below) for each calendar year after the first full calendar year of the Term shall not increase by more than five percent (5%) over the Controllable Operating Expenses for the previous calendar year. “Controllable Operating Expenses” shall mean all items of Operating Expenses within the reasonable control of Landlord, thus excluding Real Property Taxes, insurance, utilities, snow removal costs, and costs incurred to comply with governmental requirements.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph 1.9 as security for Tenant’s faithful performance of Tenants obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1) and such failure or default continues beyond any applicable notice and cure periods set forth in this Lease, Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney’s fees) which Landlord may suffer or incur by reason thereof. Tenant shall within ten (10) days after demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.9. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, promptly (but in no event more than 45 days) after the expiration or earlier termination of the Term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.

6.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.10. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is in violation of any law or ordinance or which will invalidate or materially increase the premiums for any of Landlord’s insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste, other than the Permitted Substances, whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.

Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but in compliance with all Applicable Requirements, use and store any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use (the “Permitted Substances”), so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b) Tenant to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, on, under or about the Premises or the Building, Tenant shall promptly give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be stored, spilled, discharged or released in, on or under-the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Landlord’s Hazardous Substances Representation. Landlord represents and warrants to Tenant that, to the best of Landlord’s knowledge, as of the Lease Commencement Date, there are no Hazardous Substances in, on, under, around or about the Premises, Building or Industrial Center.

(d) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, Landlord’s Lender and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing (“Landlord Entities”), harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors or invitees. Tenant’s obligations under this Paragraph 6.2(d) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Landlord shall indemnify, protect, defend and hold Tenant and its officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents (“Tenant Entities”), harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Landlord or by any of Landlord’s employees, agents or contractors. Landlord’s obligations under this Paragraph 6.2(d) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Landlord and the cost of investigation (including consultants’ and attorneys’ fees and testing) removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant’s and Landlord’s obligations under this Paragraph 6.2(d) shall survive the expiration or earlier termination of this Lease.

6.3 Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which tam is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises and pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance, now in effect or which may hereafter come into effect. Tenant shall, within 5 business days after receipt of Landlord’s written request, which request shall not be made more than once in any calendar year unless Landlord reasonably believes that Tenant is not complying with all Applicable Requirements, provide Landlord with copies of any documents and information in Tenant’s possession or control, evidencing Tenant’s compliance with any Applicable Requirements and shall promptly upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Notwithstanding anything in this Lease to the contrary, Tenant shall not have any liability for or responsibility with respect to any environmental conditions, including without limitation the presence of Hazardous Substances, existing as of the Lease Commencement Date.

6.4 Inspection; Compliance with Law. In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise during normal business hours upon at least one (1) business day prior written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Tenant shall have the right, at its sole option, to have a representative present during any such entry by Landlord and/or Lenders. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenants installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by Landlord unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall, within thirty (30) days after receipt of Landlord’s written request and such information as is reasonably necessary to verify such request, including without limitation a copy of any inspection report, reimburse Landlord or Landlords Lender, as the case may be, for the actual, out-of-pocket costs and expenses of such inspections.

7. Maintenance, Repairs, Trade Fixtures and Alterations.

7.1 Tenant’s Obligations.

(a) Maintenance. Subject to the provisions of this Paragraph 7.1, Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities exclusively serving the Premises, such as, heating, ventilating and air conditioning system exclusively serving the Premises (“HVAC System”), plumbing, electrical, lighting facilities, boilers, fired or unfired pressure vessel, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant shall also be responsible for the cleaning and sweeping of and all other janitorial services relating to the Premises and for the removal of any trash which originates from the Premises. Tenant shall be responsible for disposal of its trash from the Premises and will maintain adequate receptacles for such disposal, the design, placement and capacity of such receptacles to be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld. Outdoor storage of trash or any other material and receptacles or containers not approved by Landlord is strictly prohibited. At its sole cost and expense, Tenant shall provide interior pest and insect extermination at the Premises as often as is reasonably necessary to eliminate any pests or insects, whether endemic to the Building or specific to the Premises or Tenant’s use thereof.

(b) HVAC System. In addition, Tenant shall maintain the HVAC System exclusively serving the Premises in good repair and condition and in accordance with all applicable laws and with such equipment manufacturers’ suggested operation/maintenance service program. During the Term of this Lease, Tenant shall enter into a regularly scheduled preventive maintenance/service contract for the HVAC System, in form and substance and with a contractor reasonably acceptable to Landlord, and promptly deliver copies thereof to Landlord. Upon Landlord’s request (which request shall be made not more than 60 days prior to the end of the Term), at least fourteen (14) days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the HVAC System is then in good repair and working order. Furthermore, Landlord agrees to warranty the existing HVAC System serving the Premises through May 31, 2012, and make any necessary repairs or replacements to such system if requested by Tenant in writing during such warranty period, provided that Tenant has maintained the HVAC System as required pursuant to the terms of this provision. Additionally, after the warranty period, Tenant’s responsibilities for HVAC System repairs or replacement shall be capped at $1,500.00 per unit per year, not including Tenant’s cost for routine maintenance as required herein. Any repairs or replacement cost of the HVAC units in excess of such $1,500.00 per unit per year cap shall be the responsibility of Landlord.

(c) Security. Tenant acknowledges that Landlord is not providing security services of any kind to the Premises or for Tenant’s property. At its expense, Tenant shall provide whatever security and/or alarm systems Tenant deems necessary or appropriate for the protection of the Premises and of Tenant’s personal property and personnel located therein. In no event shall Landlord be responsible for, and Tenant waives any and all claims arising from, the loss or damage to any of Tenant’s personal property situated in and on the Premises, even though Landlord may have provided general area security or guard services. Landlord may elect to, but shall have no obligation to, provide general area security or guard services. In the event Landlord elects to provide general area security or guard services, it may discontinue such security or guard services without notice. At its expense, Tenant is also responsible for the maintenance, repair, or replacement of any mechanical, security, and fire protection systems which Tenant has installed within the Premises. Tenant is expressly advised that if Tenant should place any fixtures, inventory or equipment with, in or on the Premises prior to the time the Premises are completed and delivered to the Tenant, the risk of loss or damage to such inventory, fixtures, or equipment will be greatly increased in view of the fact that, out of necessity, numerous people will be permitted access to the Premises for the purpose of completion of any work. All such risk of loss or damage shall be borne exclusively by the Tenant and not by the Landlord, and the Tenant hereby waives any claim for any such loss or damage against the Landlord.

7.2 Landlord’s Obligations. Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and the exterior walls of the Building and utility systems located outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep the Common Areas and Building roof in good order, condition and repair.

7.3 Alterations. Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, or delayed by Landlord) except for any Permitted Alterations (defined below), with respect to which Landlord’s consent shall not be required, make nor cause to be made any alterations, additions or installations in, on, under or about the Premises. As used herein, the term “Permitted Alterations” shall mean any non-structural alterations, additions or installations that cost less than $10,000.00 per alteration, addition or installation.

7.4 Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Term of this Lease or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall have the option, in its sole discretion, to remove any or all personal property, trade fixtures, generators and equipment racks, so long as Tenant restores the Industrial Center to a good operating order, condition and state of repair, ordinary wear and tear, casualty and condemnation excepted. Any personal property, trade fixtures, generators and/or equipment racks not removed by Tenant at the expiration or earlier termination of this Lease shall be deemed to have been surrendered by Tenant to Landlord.

8. Insurance; Indemnity.

8.1 Payment of Premiums. The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be an Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the Term of this Lease shall be prorated to coincide with the corresponding Lease Commencement Date, Rent Commencement Date or Expiration Date, as applicable.

8.2 Tenant’s Insurance.

(a) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of this Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the Premises.

(i) Commercial general liability insurance with minimum limits of $1,000,000 per occurrence; $2,000,000 general aggregate for bodily injury, personal injury and property damage. If reasonably required by Landlord, liquor liability coverage will be included.

(ii) Workers’ compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii) Automobile liability insurance (which may be maintained as part of Tenant’s commercial general liability insurance) covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision.

(b) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to Tenant’s initial occupancy of the Premises; and at least ten (10) days prior to expiration of such coverages thereafter.

(c) All insurance required under Paragraph 8.2(a) shall be primary and non-contributory, (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best’s Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate (such as the manager of the Industrial Center), as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30 days prior written notification of cancellation or material change in coverage to said additional insureds.

8.3 Landlord’s Insurance. Landlord shall maintain all risk (which may include, in Landlord’s discretion, earthquake and flood) insurance covering the buildings within the Industrial Center on a full replacement cost basis, commercial general liability insurance with minimum limits of $1,000,000 per occurrence; $2,000,000 general aggregate for bodily injury, personal injury and property damage, and such other insurance in such amounts and covering such other liabilities or hazards as are deemed appropriate by Landlord. Except as expressly required above in this Section 8.3, the amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Except for the insurance expressly required above in this Section 8.3, Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be an Operating Expense.

8.4 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder to the extent of the proceeds realized from such insurance coverage. Each of Landlord and Tenant shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

8.5 Indemnities. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of:

(a) any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors;

(b) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

(c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or

(d) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

Landlord shall protect, indemnify and hold the Tenant Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of the negligent acts, fault or omission of Landlord, its agents, servants, employees, invitees or visitors.

8.6 Exemption of Landlord from Liability. Except to the extent caused by the negligence or willful misconduct of Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, applicances, plumbing, heating, ventilating, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenants of Landlord or any subtenant or assignee of such other tenants nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord’s negligence, gross negligence, or breach of this Lease, Landlord shall under no circumstances be liable for (a) injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages or (b) any damage to property or injury to persons arising from any act of God, such as earthquakes, hurricanes, floods, etc.

9. Damage or Destruction.

9.1 Termination Right. Tenant shall give Landlord prompt written notice of any damage to the Premises of which Tenant is actually aware. Landlord shall promptly give Tenant written notice of any damage to the Premises of which Landlord is actually aware, which notice shall include the reasonable estimate for the time period required to repair or restore the Premises, as determined by Landlord’s construction consultant. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged during the last two (2) years of the Term or if the estimated time for restoration or repair exceeds 180 days, Tenant may, within 10 business days after Tenant’s receipt of Landlord’s notice and estimate, terminate this Lease by written notice to Landlord, effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by either party of those covenants which under the terms hereof survive termination. Rent shall be abated in proportion to the degree of interference during the period that there is such interference with the conduct of Tenant’s business at the Premises. Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building and the Common Areas in the event of any damage to the Premises pursuant to this Paragraph 9.1.

9.2 Damage Caused by Tenant. Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any gross negligence or willful misconduct of Tenant or of any of Tenant’s agents, employees, customers, invitees or contractors

(“Tenant Acts”). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord, at its option, may at Tenant’s expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10. Real Property Taxes.

10.1 Payment of Real Property Taxes. Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon the Industrial Center or the fee interest of Landlord in the Industrial Center. Real Property Taxes include (1) any tax or charge which replaces any of such above-described “Real Property Taxes”, including, but not limited to, the Texas Margin Tax, and (ii) any fees, expenses or costs (including reasonable attorney’s fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term “Real Property Taxes” shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Lease Commencement Date, Rent Commencement Date or Expiration Date, as applicable. Notwithstanding the foregoing, “Real Property Taxes” shall not include (a) penalties and interest on any Real Property Taxes, (b) federal or state taxes on income, (c) succession or transfer taxes, (d) estate or inheritance taxes, (e) payroll taxes, (f) gross rental receipt taxes, (g) taxes resulting from over-standard improvements made by or for other tenants of the Industrial Center, if any, and (h) taxes which are essentially payments to a governmental agency for the right to make improvements to the Industrial Center (or any portion thereof) or the surrounding area.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5 Tenant’s Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Reconciliation Statement. Each calendar year, Landlord shall furnish to Tenant a statement of Operating Expenses, and of the Real Property Taxes for the previous year (the “Reconciliation Statement”). If Tenant’s estimated payments of Operating Expenses or Real Property Taxes for the year covered by the Reconciliation Statement exceed Tenant’s Share of such items as indicated in the Reconciliation Statement, then Landlord shall reimburse Tenant for such excess within 30 days; likewise, if Tenant’s estimated payments of Operating Expenses or Real Property Taxes for such year are less than Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Tenant shall pay Landlord such deficiency within 30 days of invoice from Landlord. The Reconciliation Statement shall be reasonably detailed. Upon request by Tenant, Landlord shall additionally promptly provide such back-up documentation for the calculation of Operating Expenses or Real Property Taxes as Landlord has in its records, and Landlord shall answer any questions Tenant may have with respect to such Reconciliation Statement and attempt in good faith to resolve any issues that Tenant may have with respect thereto. Provided no Default by Tenant then exists, after receiving an annual Reconciliation Statement and giving Landlord at least ten (10) business days prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Rent for the period of time covered by such Reconciliation Statement in accordance with the following provisions. Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted during normal business hours. Tenant shall pay the cost charged by Tenant’s auditors for such audit or inspection, unless the total Rent for the period in question is determined to have been misstated by more than 3% in the aggregate, in which case Landlord shall pay such audit cost. If such inspection or audit reveals that an error was made in the Rent previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty (30) days after notification thereof.

12. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

13. Assignment and Subletting.

13.1 Landlord’s Consent Required.

(a) Except for a Permitted Transfer, with respect to which Landlord’s consent is not required, Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent (which consent shall not be unreasonably withheld). Tenant shall deliver to Landlord written notice (a “First Transfer Notice”) of any proposed assignment, subletting or other transfer (other than a Permitted Transfer), and Landlord shall respond to any First Transfer Notice within twenty (20) days after Tenant’s delivery thereof; provided that Landlord’s failure to respond to any First Transfer Notice shall not be deemed to be Landlord’s consent to any assignment, subletting or other transfer. If Landlord fails to respond to the First Transfer Notice within the 20-day period set forth above, Tenant may send Landlord a second written notice, which notice must include, in boldface, capitalized type, the following statement: “YOUR FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) DAYS WILL CONSTITUTE YOUR DEEMED CONSENT TO THE ASSIGNMENT, SUBLETTING OR OTHER TRANSFER DESCRIBED HEREIN” (a “Second Transfer Notice”). Landlord’s failure to respond to a Second Transfer Notice within ten (10) days after Tenant’s delivery thereof shall be deemed to be Landlord’s consent to the assignment, subletting or other transfer described in such Second Transfer Notice. Relevant criteria in determining the granting or withholding of Landlord’s consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Except for a Permitted Transfer, unless otherwise expressly agreed to by Landlord in writing, an assignment or subletting by Tenant shall not release Tenant from its obligations hereunder. Tenant shall not (1) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Code”); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Paragraph 13.1 shall apply to any further subleasing by any subtenant.

(b) Notwithstanding the foregoing, nothing in this section or this Lease shall prevent Tenant from subleasing the Premises or any portion thereof or assigning this Lease to (each, a “Permitted Transfer”)

(i) an affiliated entity which, directly or indirectly, controls, is controlled by, or is under common control of Tenant (each, an “Affiliate”), so long as (1) such Affiliate’s tangible net worth is greater than or equal to Tenant’s tangible net worth as of the Lease Commencement Date, or (2) Tenant remains liable for its obligations hereunder;

(ii) any entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities; or

(iii) any entity acquiring all or substantially all of Tenant’s assets.

(c) Notwithstanding anything in this Lease to the contrary, Tenant may permit any Affiliate, consultant, contractor, licensor (such as the operator of Tenant’s copy center and any food vendors) and joint venturers (each, a “Permitted Occupant”) to occupy and use a portion of the Premises (a “Permitted Joint Use”) without the written consent of Landlord provided that Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, and the Permitted Occupant shall comply with all of the terms and conditions of this Lease, including the Permitted Use. Tenant acknowledges that Landlord shall have no responsibility or liability for the allocation or use of the Premises between Tenant and any Permitted Occupant.

13.2 Additional Compensation. All compensation attributable to this Lease received by Tenant for an assignment or sublease of the Premises (other than a Permitted Transfer) in respect of the interval in question that exceeds the Rent allocable to the portion of the Premises covered thereby for the same interval shall be payable as follows:

(a) first, to Tenant until Tenant has received an amount equal to all actual costs incurred by Tenant in connection with such assignment or subletting (including, without limitation, brokerage commissions, attorneys’ fees and expenses, tenant-finish work, allowances, free rent, rent concessions, lease assumptions, or other tenant inducements), any transfer taxes, and any unamortized portion of Tenant’s improvements to the space in question; and

(b) thereafter, 50% to Landlord and 50% to Tenant.

For the avoidance of doubt, Tenant shall not be obligated to share any proceeds or profits with Landlord resulting from any Permitted Transfer.

14. Default; Remedies.

14.1 Default. The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a) The abandonment of the Premises by Tenant; provided that nothing in this Lease shall be construed as an obligation for Tenant to operate its business in the Premises;

(b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing (1) with respect to the first two (2) occurrences during any calendar year for a period of five (5) days after Landlord’s delivery of notice to Tenant of such failure, or (b) thereafter, for a period of five (5) days after the same is due;

(c) A general assignment by Tenant or any guarantor for the benefit of creditors;

(d) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors;

(e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g) Any breach by Tenant of its covenants under Paragraph 6.2; provided that, unless a release or spill of a Hazardous Substance or other material environmental concern has occurred or is imminent, Tenant shall have a period of thirty (30) days following Landlord’s delivery to Tenant of notice of such breach to remedy or cure such breach prior to such breach becoming a Default hereunder;

(h) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other subparagraphs of this Paragraph 14.1 which shall be governed by such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 30 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

(i) Any assignment of this Lease or subletting of the Premises, other than a Permitted Transfer, in violation of Section 13 of this Lease.

14.2 Landlord Default. Landlord shall be in default under this Lease if Landlord fails to (a) pay to Tenant any amount required to be paid by Landlord to Tenant hereunder (including, without limitation, any allowances payable to Tenant under this Lease) within the time period specified herein, and such failure continues for five (5) days following Tenant’s written notice to Landlord; or (b) perform any of its other obligations hereunder and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice of such failure (or three business days if Tenant reasonably believes that the situation in question is an emergency); however, Landlord shall use all commercially reasonable efforts to commence such cure as soon as reasonably practicable following Tenant’s written notification. If the non-monetary default in question is not an emergency, if Landlord has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 30 day period despite reasonable diligence, Landlord shall not be in default under this subparagraph unless Landlord fails thereafter diligently and continuously to prosecute the cure to completion. If Landlord fails to perform its non-monetary obligations within the time periods set forth in this Section 14.2, then Tenant may perform such obligations and Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in connection with performing such obligations within thirty (30) days after Tenant’s written demand therefor. If Landlord fails to reimburse Tenant the amount owed pursuant to this Section within the time period set forth in this Section, or if Landlord fails within the time period specified by this Section to pay any amounts described in clauses (a) and (b) of this Section 14.2, Tenant may file suit against Landlord to recover its actual charges.

14.3 Remedies. In the event of any Default by Tenant, Landlord shall have the rights and remedies described in the Addendum A attached hereto entitled “Landlord’s Remedies in Event of Tenant Default.”

14.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant (except as set forth below), Tenant shall pay to Landlord a late charge equal to the lesser of (1) 5% of such overdue amount and (ii) the maximum amount permitted by Applicable Requirements. Notwithstanding the foregoing, with respect to the first two (2) late payments in any calendar year only, Tenant shall not be required to pay any late charge until ten (10) days after Landlord has delivered Tenant written notice of such late payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights remedies granted hereunder.

15. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, is taken by condemnation, or if there is a taking of the portion of the Common Areas designated for Tenant’s parking which would result in Tenant no longer having sufficient parking rights to conduct its business in the Premises (as conducted immediately prior to such taking) or the Premises or the Industrial Center no longer being in compliance with all applicable laws (including zoning ordinances), Tenant may, at Tenant’s option, to be exercised in writing within 30 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 30 days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Tenant’s Share shall be reduced in the same proportion as the rentable floor area of the Premises bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenants trade fixtures or any personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall repair any damage to the Premises caused by such condemnation authority.

16. Estoppel Certificate and Financial Statements.

16.1 Estoppel Certificate. Each party (herein referred to as “Responding Party”) shall within 15 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in a reasonable and mutually acceptable form, plus such additional information, confirmation and/or statements as be reasonably requested by the Requesting Party. Neither Party shall be obligated to execute an estoppel certificate or provide any other information pursuant to this Section 16.1 more often than twice in any calendar year.

16.2 Financial Statement. If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past 2 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Additional Covenants and Provisions.

17.1 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

17.2 Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 14.4. Notwithstanding the foregoing, with respect to the first two (2) late payments in any calendar year only, Tenant shall not be required to pay any interest or other penalty until ten (10) days after Landlord has delivered Tenant written notice of such late payment.

17.3 Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

17.4 Landlord Liability. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlords assets other than Landlord’s interest in the Industrial Center, net proceeds derived from the sale thereof, and to the extent actually received by Landlord (thus excluding amounts paid to Landlord’s Lenders), any undistributed insurance proceeds and condemnation awards that were not applied to the restoration of the Industrial Center. Tenant agrees to look solely to such interests for the satisfaction of any liability or claim against Landlord under this Lease. Nothing contained in the foregoing provisions of this Section 17.4 shall limit any right the Tenant may otherwise have to (a) obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or (b) any suit or action in connection with enforcement, collection or application of amounts which may become owing or payable under or on account of any insurance maintained by Landlord. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability, or liable for consequential, special or punitive damages.

17.5 Tenant Liability. The liability of Tenant to Landlord for any damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual, direct, but not consequential, special or punitive, damages therefor except to the extent provided in Paragraph 17.10 hereinbelow. In no event shall any partner, shareholder or member of Tenant (past, present or future) be required at any time to contribute or loan any money or other property to Tenant to enable Tenant to perform any obligation or to discharge any liability that it may from time to time have to Landlord. Landlord acknowledges that, in determining to execute this Lease, Tenant and Tenant’s partners, shareholders and/or members have expressly relied upon the limitations of liability set forth in this Section 17.5 and would not have executed this Lease but for such limitations on liability. Nothing in this Section shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises, for injunctive relief against Tenant, or for any other non-monetary relief as provided in this Lease.

17.6 No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

17.7 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile or electronic mail transmission during normal business hours (with a confirmatory notice sent by one of the other methods permitted by this Section 17.7), and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to either Party hereunder shall be concurrently transmitted to such party or parties at such addresses as such Party may from time to time hereafter designate by written notice to the other Party.

17.8 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark on such delivery card. If sent by regular mail, the notice shall be deemed given 3 business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 1 business day after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile or electronic mail transmission or similar means, the same shall be deemed served or delivered upon telephone, electronic mail or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

17.9 Waivers. No waiver by Landlord of a Default by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof. No waiver by Tenant of a default by Landlord shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default by Landlord of the same or any other term, covenant or condition hereof.

17.10 Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over without the consent of Landlord: (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant’s right to possession shall terminate on 30 days notice from Landlord; and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant; provided, however, that if Landlord and Tenant are in good faith negotiating an extension or renewal of this Lease upon the expiration of the Term (as the same may be extended), Landlord’s consent to such holding over shall be deemed given, and Tenant shall not be responsible for payment of holdover rent (but shall continue to be responsible for payment of Base Rent in the amount paid for the final month of the Term), until 30 days after Tenant’s receipt of written notice from Landlord that negotiations of the extension or renewal of this lease have ceased. Provided Landlord gives Tenant written notice that Landlord has leased the Premises to a subsequent tenant, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

17.11 Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

17.12 Landlord. The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, so long as Landlord’s (and in case of any subsequent transfers or conveyances, the then grantor’s) successor or assign has expressly assumed the obligations of Landlord under this Lease, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

17.13 Attorneys’ Fees and Other Costs. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord within 30 days after Landlord’s demand, together with reasonable invoices or other documentation evidencing Landlord’s payment thereof, for all reasonable legal, engineering and other professional services expenses incurred by Landlord (not to exceed $2,000) in connection with all requests by Tenant for consent or approval hereunder.

17.14 Landlord’s Access; Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least one (1) business day prior written notice to Tenant, for the purpose of showing the same to prospective purchasers, lenders or, during the final six (6) months of the Term (or, if Tenant has exercised any renewal options granted to Tenant pursuant to Addendum B attached hereto, the extended term) tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant, so long as such activities are conducted in a manner that does not unreasonably interfere with Tenant’s use or enjoyment of the Premises.

17.15 Signs. Except for the signage expressly permitted pursuant to Exhibit H attached hereto, Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, install (but not on the roof) such signs above Tenant’s storefront as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

17.16 Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Landlord’s election to have such event constitute the termination of such interest

17.17 Quiet Possession. Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof.

17.18 Subordination; Attornment; Non-Disturbance.

(a) Subordination. So long as Tenant and the ground lessor under any ground or land lease now or hereafter covering all or any part of the Building or the holder of any mortgage, deed of trust or other hypothecation that may now or hereafter encumber the Building enter into a non-disturbance agreement in a proper form for recording in the real property records of Dallas County, Texas (Landlord and Tenant agreeing that the Non-Disturbance Agreement shall, following the execution by all parties thereto, be promptly recorded in such real property records), and otherwise in a form reasonably acceptable to Landlord, such ground lessor or mortgage holder and Tenant (a “Non-Disturbance Agreement”), this Lease shall be subject and subordinate to any such ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that, subject to the terms of any Non-

Disturbance Agreement, any person holding any mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until the Lender shall have received such written notice of such default and been provided with such cure period as is set forth in the Non-Disturbance Agreement. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. Subject to the Non-Disturbance Agreement, the provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b) Attornment. Subject to the terms of the Non-Disturbance Agreement, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage.

(c) Non-Disturbance. With respect to any Mortgage, whether now or hereafter existing, Tenant’s subordination of this Lease shall be subject to Tenant’s receipt of a fully-executed Non-Disturbance Agreement.

17.19 Rules and Regulations. Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abode by all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees; provided that such Rules and Regulations are delivered to Tenant (Tenant hereby acknowledging receipt of the Rules and Regulations attached hereto as Exhibit E), and provided further that any changes to the Rules and Regulations do not unreasonably interfere with or materially and adversely affect the conduct of Tenant’s business in the Premises and that all such Rules and Regulations are enforced in a non-discriminatory manner against all tenants and occupants of the Building and the Industrial Center. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center. Notwithstanding anything to the contrary contained herein, in the event of any conflict between the Rules and Regulations (as the same may be amended or otherwise modified pursuant to this Lease) and the terms and conditions of this Lease, the terms and conditions of this Lease shall control.

17.20 Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

17.21 Reservations. Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord, to the extent such documents are reasonably acceptable to Tenant, to effectuate any such easements or maps. Tenant agrees that Landlord may at any time following the execution of this Lease, either directly or through Landlord’s agents, identify Tenant’s name in any marketing materials relating to the Building or Landlord’s portfolio and/or make press releases or other announcements regarding the leasing of the Premises by Tenant, and Tenant hereby waives any and all claims in connection therewith.

17.22 Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

17.23 Offer. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenants agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

17.24 Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

17.25 Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

17.26 Authority. Each person signing on behalf of Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

17.27 Brokerage Commissions. Landlord and Tenant warrant to each other that they have not had any dealings with any broker or agent in connection with the negotiation or execution of this Lease, except for Lincoln Property Company Commercial, Inc. and CB Richard Ellis, Inc. The brokerage commissions to such brokers shall be paid by Landlord in accordance with separate agreements between Landlord and such brokers. Each party hereto hereby agrees to indemnify the other party and hold the other party harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any other broker or agent, through commitments of the indemnifying party with respect to this Lease.

17.28 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of landlord and tenant, and nothing in this Lease constitutes the Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.

17.29 Lease Captions. The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe, or amplify the terms or provisions of this Lease or the scope or intent thereof.

17.30 Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

17.31 Interpretation. The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item, which has been stricken from this Lease other than the deletion of such item.

17.32 Recording. Neither Party nor anyone claiming under either Party shall record this Lease or any memorandum hereof in any public records without the prior written consent of the other Party.

17.33 Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, as the case may be, Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Requirements, or any other cause whatsoever completely beyond the control of Landlord or Tenant, as applicable. The foregoing provisions of this Paragraph are inapplicable to any payments of money due under this Lease.

17.34 Patriot Act.

(a) Each of Landlord and Tenant represent and warrant to the other that neither Tenant nor Landlord (as applicable), nor, to the knowledge of Tenant or Landlord (as applicable), its constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public La 107-56, the “Patriot Act”).

(b) Each of Tenant and Landlord represent and warrant to the other that neither Tenant nor Landlord (as applicable), nor, to the knowledge of Tenant or Landlord (as applicable), any of its constituents or affiliates is a “Prohibited Person” which is defined as follows:

(i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person or entity with whom Landlord or Tenant (as applicable) is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering laws or regulations, including the Executive Order and the Patriot Act;

(iv) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and

(vi) a person or entity who is affiliated with a person or entity listed above.

(c) Each of Landlord and Tenant represent and warrant to the other that neither Tenant nor Landlord (as applicable, nor, to the knowledge of Tenant or Landlord (as applicable), any of its affiliates or constituents will: (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(d) Tenant will develop, implement and maintain security and emergency plans for the Premises, which shall be subject to Landlord’s reasonable approval. Reference is made to the BOMA Guide to Security and Emergency Planning (ISBN No. 0-9431-30-28-X) to assist Tenant in developing such plans.

(e) Landlord and Tenant covenant and agree to deliver to the other any certification or other evidence requested from time to time by Landlord or Tenant in its reasonable discretion, confirming Tenant’s or Landlord’s (as applicable) compliance with this section.

17.35 ADA. Each party to the Lease shall have the following responsibilities with respect to any improvements and/or alterations to the Building or the Premises, as the case may be, which are required pursuant to any applicable federal, state, and local laws, covenants, including, without limitation, the Americans With Disabilities Act of 1990, 42 U.S.C. §§ 12101-12213, as amended, rules, regulations, codes court orders, governmental directives, governmental orders, and restrictive covenants (collectively, “Applicable Law”):

(a) Landlord shall be responsible for any improvements and/or alterations to any portion of the Building or the Industrial Center (other than the Premises) which are required by the Applicable Law (but only if and to the extent required thereby); provided, however, in no event shall Landlord be liable for any improvements and/or alterations to any portion of the of the Building or the Industrial Center required by the Applicable Law which are attributable to Tenant’s specific use or a change in Tenant’s use (if and to the extent permitted under the Lease) of the Premises.

(b) Landlord shall be responsible for any improvements and/or alterations required by Applicable Law in order for Tenant to obtain a certificate of occupancy for and lawfully occupy the Premises.

(c) Tenant shall be responsible for any improvements and/or alterations within the Premises required by Applicable Law (but only if and to the extent required thereby) which are 1) attributable to Tenant’s specific use or a change in Tenant’s use (if and to the extent permitted under the Lease) of the Premises and/or 2) triggered by modifications made to the Premises by Tenant after the Commencement Date.

17.36 Early Entry by Tenant. Tenant may enter the Premises at any time on or after June 1, 2011, so long as such entry shall be coordinated with Landlord and shall not interfere with the Work. Any such entry shall be on the terms of this Lease, but no Rent shall accrue during the period that Tenant so enters the Premises prior to the Lease Commencement Date.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

TENANT:

EXTEND HEALTH, INC.

a Delaware corporation

By:	/s/ Joe Murad
Print:	Joe Murad
Title:	COO
Telephone:	(650) 292-7704
Facsimile:	(650) 292-8711
Executed at:	2929 Campus Dr., Suite 400
San Mateo, CA 94403
on:	May 17, 2011

or

LANDLORD:

AMB-SGP TX/IL, L.P.,

A Delaware limited partnership

By:	AMB Property Holding Corporation
a Maryland corporation
By:	/s/ Oscar Couto
Print:	Oscar Couto
Title:	Asset Manager
Telephone:	214.702.7035
Facsimile:	972.692.6687
Executed at:	1639 W. 23rd Street, Suite 240
DFW Airport, TX 75261
on:	May 20, 2011

GLOSSARY

The following terms in the Lease are defined in the paragraphs opposite the terms.

TERM	DEFINED IN PARAGRAPH
Additional Rent	4.1
Affiliate	13.1(b)(i)
Applicable Law	17.35
Applicable Requirements	6.3
Arbitration Notice	Addendum B, Paragraph 2
Assign	13.1(a)
Base Rent	1.6
Basic Provisions	1.1
Building	1.2
Building Operating Expenses	4.2(b)
Code	13.1(a)
Commencement Date Certificate	3.3
Common Areas	2.3
Common Area Operating Expenses	4.2(b)
Condemnation	15
Controllable Operating Expenses	4.2(d)
Default	14.1
Executive Order	17.34(a)
Expiration Date	1.5
First Transfer Notice	13.1(a)
HVAC	4.2(a)(xi)
HVAC System	7.1(a)
Hazardous Substance	6.2(a)
Improvements	Addendum C
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(d)
Last Exercise Date	Addendum B, Paragraph 2
Lease	1.1
Lease Commencement Date	1.3
Lenders	6.4
Liquidated Damages	3.2
Mortgage	17.18
Non-Disturbance Agreement	17.18
Non-Exclusive Parking	2.2
Offer Notice	Exhibit I
Offer Space	Exhibit I
Operating Expense Exclusions	Exhibit G

Operating Expenses	4.2(a)
Option Period	Addendum B, Paragraph 1
Party/Parties	1.1
Patriot Act	17.34(a)
Permitted Alterations	7.3
Permitted Joint Use	13.1(c)
Permitted Occupant	13.1(c)
Permitted Size Vehicles	2.2
Permitted Substances	6.2(a)
Permitted Transfer	13.1(b)
Permitted Use	1.10
Premises	1.2
Prevailing Market Rate	Addendum B, Paragraph 2
Prevailing Party	17.13
Prohibited Person	17.34(b)
Qualified Panel	Addendum B, Paragraph 2
Real Property Taxes	10.2
Reconciliation Statement	11
Rent	4.1
Rent Commencement Date	1.4
Reportable Use	6.2(a)
Requesting Party	16.1
Responding Party	16.1
Rules and Regulations	17.19
Second Transfer Notice	13.1(a)
Security Deposit	1.9
Substantial Completion	Addendum C
Tenant	1.1
Tenant Acts	9.2
Tenant Entities	6.2(d)
Tenant’s Property	Addendum A, Paragraph (b)
Tenant’s Share	1.7
Term	1.5
Third Party Offer	Exhibit 1

ADDENDUM A

Landlord’s Remedies

This Landlord’s Remedies is a part of the Lease dated May 17, 2011 by and between AMB-SGP TX/IL, L.P. (Landlord”) and EXTEND HEALTH, a Delaware corporation (“Tenant”) for the Premises located within the Building located at 1350 North Glenville in Richardson, Texas.

(a) Remedies. Upon any Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by applicable law, take any of the following actions:

(1)

Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (a) all rent accrued hereunder through the date of termination, (b) all amounts due under Section (3) below, and (c) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to a present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates,” minus (ii) the then present fair rental value of the Premises for such period, as determined by Landlord in good faith, similarly discounted; or

(2)

Terminate Tenant’s right to possess the Premises and change the door locks to the Premises without terminating this Lease, with or without notice thereof to Tenant, and without judicial proceedings, in which event Tenant shall pay to Landlord (a) all rent and other amounts accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section (b) below, and (c) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term as such rent and other sums accrue, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, except to the limited extent required by applicable Texas law, Landlord shall not be obligated to relet the Premises or otherwise mitigate damages and shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section (a)(2). If Landlord elects to proceed under this Section (a)(2), it may at any time elect to terminate this Lease under Section (a)(1) above. Landlord and Tenant hereby confirm that the terms and provisions of this Section supercede 93.002 of the Texas Property Code to the extent of any conflict.

(3)

Tenant shall pay to Landlord all costs and expenses incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (a) obtaining possession of the Premises, (b) removing and storing Tenant’s or any other occupant’s property, (c) repairing, restoring, altering, remodeling, or otherwise putting the Premises into a condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (e) performing Tenant’s obligations which Tenant failed to perform, and (f) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord’s acceptance of rent following the occurrence of a Default shall not waive Landlord’s rights regarding such Default. Landlord’s receipt of rent with knowledge of any Default by Tenant hereunder shall not be a waiver of such Default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment and other property deemed abandoned by Tenant in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable. Notwithstanding the foregoing, the amount of all brokerage commissions, marketing expenses, leasehold improvements, painting, altering, reparing, dividing or otherwise making the Premises available for lease to another tenant or tenants shall be amortized on a straight line basis, with interest at a rate of 8% per annum, over the term of any replacement lease or leases (or other occupancy arrangements), and Tenant’s liability under this Section (a)(3) shall include only the portion of such amortized amount properly allocable to the remainder of the Term.

(b) Landlord’s Lien. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction over Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity as granted by such court to enforce and collect such judgment and Tenant’s obligations under this Lease.

(c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises, then if Landlord does not elect to terminate this Lease as provided in Section (a)(i) above, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such team or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so release, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting (amortized as set forth in Section (a)(3) above); (4) to the payment of the costs of any alterations and repairs to the Premises (amortized as set forth in Section (a)(3) above); (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting (amortized as set forth in Section (a)(3) above).

(e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger (unless Landlord agrees in writing that such merger take place), but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to deem such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

ADDENDUM B

Option to Renew

This Option to Renew Addendum is a part of the Lease dated May 17, 2011 by and between AMB-SGP TX/IL, L.P. (“Landlord”) and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”) for the Premises located within the Building located at 1350 North Glenville Drive in Richardson, Texas.

1.

Option to Renew. Subject to the provisions set forth below Landlord hereby grants to Tenant two (2) options to renew the Term of this Lease for a period of thirty six (36) months each (each option period is individually referred to herein as the “Option Period”), commencing upon the expiration of the Term.

2.

Monthly Base Rent. The monthly Base Rent for each month of an Option Period shall be equal to the then prevailing market rate for properties of comparable quality, function and location with length of lease term and credit standing of Tenant taken into consideration, as reasonably determined by Landlord (the “Prevailing Market Rate”). In the event Tenant does not agree with Landlord’s determination of the Prevailing Market Rate, Tenant may elect for the Prevailing Market Rate to be determined by arbitration (the “Arbitration Notice”), which election Tenant shall make by written notice to Landlord within 30 days after Landlord’s delivery of such determination. Landlord and Tenant shall thereafter proceed to arbitration in accordance with the procedures set forth in this Section 2. Within ten days after Tenant delivers the Arbitration Notice, Landlord shall submit Landlord’s proposal of the Prevailing Market Rate in writing, and Tenant shall submit Tenant’s proposal of the Prevailing Market Rate in writing, together with any supporting data that was used to calculate such proposed Prevailing Market Rate, to a panel of three qualified, independent, licensed commercial real estate brokers having (a) at least ten years experience in leasing space similar to the Premises in the Richardson, Texas area, (b) not represented either Landlord or Tenant (or their affiliates) during the proceeding five years or in connection with the Lease or the renewal amendment, and (c) general experience and competence in determining market rates for space comparable to the Premises, and being familiar with the Commercial Arbitration Rules of the American Arbitration Association (a “Qualified Panel”). The Qualified Panel shall be selected as follows: Tenant shall select one broker, Landlord shall select one broker, each within ten days after Tenant has delivered the Arbitration Notice, and the two brokers so selected shall select a third broker within 30 days after Tenant delivers the Arbitration Notice. If either Landlord or Tenant fails to timely select its broker, then the broker selected by the other Party shall select the other two brokers. Within 20 days after the proposed Prevailing Market Rates are submitted, the Qualified Panel shall hold a hearing during which Landlord and Tenant may present evidence in support of their respective proposed Prevailing Market Rate. Within five business days after the date of the hearing, the Qualified Panel, by majority rule, will determine the Prevailing Market Rate; provided that the Qualified Panel may select only Landlord’s proposed Prevailing Market Rate or Tenant’s proposed Prevailing

Market Rate (and no other amount). Landlord’s or Tenant’s Prevailing Market Rate selected by the Qualified Panel shall be the monthly Base Rent for the applicable renewal Term. The Qualified Panel’s determination shall be binding on Landlord and Tenant and may be enforced by a court of competent jurisdiction. The cost of such arbitration shall be paid by the Party whose proposed Prevailing Market Rate was not selected by the Qualified Panel. Within 30 days after the Qualified Panel’s selection of the Prevailing Market Rate, Landlord and Tenant shall execute a mutually-acceptable amendment to this Lease extending the Term at a Base Rent rate equal to the Prevailing Market Rate selected by the Qualified Panel. If the foregoing arbitration process is not completed prior to the commencement of the applicable renewal Term, Tenant shall continue to pay Base Rent at the rates in effect prior to such Renewal Period until such time as the arbitration process is complete, at which time Tenant will pay to Landlord, or Landlord will pay to Tenant, the amounts necessary to adjust the payments made prior to such date to be equal to the Prevailing Market Rate selected by the Qualified Panel.

3.	Conditions to Exercise of Option. Tenant’s right to renew is conditioned upon and subject to each of the following:

A. In order to exercise Tenant’s option to renew, Tenant must give written notice of such election to Landlord and Landlord must receive the same no later than one hundred eighty (180) days prior to the date the applicable Option Period would commence (the “Last Exercise Date”). If proper notification of the exercise of the option is not given and/or received, such option shall automatically expire and terminate. Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date as to whether or not Tenant will exercise the option, the failure of Tenant to properly notify Landlord by the Last Exercise Date shall conclusively be presumed an election by Tenant not to exercise the option.

B. Tenant shall have no right to exercise the option (i) if Tenant is in Default or (ii) in the event that Landlord has delivered three (3) or more notices of separate Defaults during the twelve (12) month period immediately preceding the exercise of the applicable option, whether or not the Defaults have been cured. The period of time within which the applicable option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the applicable option because of the provisions of this paragraph.

C. Except where specifically modified by this Addendum, all of the terms and conditions of this Lease shall apply.

D. Each option (i) is personal to Tenant, (ii) cannot be assigned or exercised by anyone other than Tenant, except in connection with a Permitted Transfer or any assignment or subletting to which Landlord has given its consent, and (iii) can be exercised by Tenant only while Tenant is in full possession of the Premises, unless this Lease has been assigned or the Premises has been sublet pursuant to a Permitted Transfer or any assignment or subletting to which Landlord has given its consent.

ADDENDUM C

Construction Agreement

This Construction Agreement Addendum is a part of the Lease dated May 17, 2011 by and between AMB-SGP TX/IL, L.P. (“Landlord”) and Extend Health, Inc. (“Tenant”) for the Premises located within the Building located at 1350 Glenville in Richardson, Texas.

Landlord agrees to make the improvements (“Improvements”) to the Premises more particularly described on Schedule C-1 attached hereto and made a part hereof for all purposes, at Landlord’s sole cost and expense. Landlord will utilize building standard materials in the completion of such Improvements. Such Improvements shall include:

1.	Repainting of the interior of the Premises where currently painted, including any accent walls designated by Tenant.

2.	Installation of new VCT throughout the interior where VCT currently exists and in color(s) of Tenant’s choice, except for areas denoted by Tenant.

3.	Replacement of all existing millwork with new millwork in the restrooms, break room, and work room, except for areas denoted by Tenant; layout design and laminate color to of Tenant’s choice.

4.

Demolition of interior mail room and two (2) offices on main floor, patching or replacing carpet as required to ensure uniform carpet coverage throughout main floor and seaming carpet appropriately so as to prevent raised edges and/or frayed fibers.

5.	Demolition of interior wall of conference room near entrance, removal of one (1) door frame and door; patch and paint to frame and door to match existing frames and doors.

6.	Removal of all existing cabinetry and millwork in existing break room.

7.

Rerouting of existing water and sanitary sewer lines to work room and installation of large single pan sink, ensuring hot and cold water is available; installation of garbage disposal and three (3) flexible tube water lines for coffee machine, water filtration unit and ice machine in refrigerator/freezer.

Landlord is not required to demise the Refusal Space and separate the utilities for the Refusal Space but may do so at any time during the Lease Term at Landlord’s sole choosing with advance notice given to Tenant and at Landlord’s sole cost.

Substantial Completion

Substantial Completion shall be defined as the date that (i) all Improvements have been performed, (ii) Building standard utility and electrical services are available to the Premises, (iii) a temporary occupancy permit has been issued by the applicable governmental authority, and (iv) the Premises has been thoroughly cleaned and all debris and construction materials have been removed.

Walk Through; Punchlist

Upon Substantial Completion, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative will conduct a walk through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Improvements. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall complete (or cause to be completed) all punchlist items within thirty (30) days after agreement thereon.

Except for the Improvements, Tenant is hereby agreeing to lease the Premises for the Term, in its current “AS-IS, WHERE-IS” condition, and by its execution of this Lease, Tenant acknowledges that Landlord has made no warranty, representation, covenant or agreement with respect to the merchantability or fitness for any particular purpose of the Premises and that the Premises are in good and satisfactory condition. Any other improvements made to the Premises by the Tenant shall be performed at Tenant’s sole cost and expense in accordance with the applicable terms of the Lease and all applicable laws and ordinances.

Tenant Improvement Allowance

In addition to the Improvements to be made to the Premises by Landlord set forth hereinabove, Landlord shall provide Tenant with a Tenant Improvement Allowance (herein so called) in the amount of $30,000.00 to perform the following described work at the Premises:

•	Replace kick plates on work room double doors to outside and ensure integrity of door handles and locking mechanisms

•	Install 4 dedicated electrical circuits in work room or newly created break room for coffee machine, microwaves, refrigerators and vending machines

•	Install power for flat screen TV in work room/new break room, location denoted by Tenant

•	Install 6 dedicated electrical circuits in Data/Server Room near existing racks, denoted by Tenant

•	Add additional power recepticals in training rooms as denoted by Tenant

•

Construct under ceiling grid wall near entrance to create a reception area and separate work space from visitors, new glass doors to enclose the space for security and clear story windows, as to bring light and keep privacy

•

Repair movable walls in both training rooms to ensure walls close easily and fully, fabric is clean and intact, base boards on articulating sections are not broken and sound is contained as much as possible in each room

•	Install additional awning adjacent to existing in back of building and add 3 more cement picnic benches for outdoor seating and smoking area

•	Remove handles and plug holes on exterior side of glass doors not used as an entrance doors as denoted by Tenant

•	Install security access readers, wiring and door hardware on entrance door, workroom/new break room double doors, 2 glass doors on reception wall and server room

Tenant may use up to $10,000.00 of the Tenant Improvement Allowance for data wiring/electrical connectivity within the Building. If there is a remaining Tenant Improvement Allowance, the residual amount shall be used for the future expansion space if (when) Extend Health expands. Tenant may use the Tenant Improvement Allowance for improvements other than the improvements itemized hereinabove with the Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed.

Within thirty (30) days after receipt of invoices and/or other written documentation evidencing the completion of the improvements described hereinabove, Landlord shall disburse the Tenant Improvement Allowance to Tenant to pay the costs evidenced by such invoices and/or other written documentation.

SCHEDULE C-1

IMPROVEMENTS

EXHIBIT A

DIAGRAM OF THE PREMISES

EXHIBIT B

COMMENCEMENT DATES CERTIFICATE

LANDLORD:	AMB-SGP TX/IL, L.P.

TENANT:	EXTEND HEALTH, INC.

LEASE DATE:	May , 2011

PREMISES:	Approximately 17,331 square feet of space located in the Building situated at 1350 North Glenville in Richardson, Texas.

Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Lease Commencement Date of the Lease is May 31, 2011.

The Rental Commencement Date of the Lease is                     .

The Expiration Date of the Lease is

LANDLORD: AMB SGP TX/IL, L.P., a Delaware limited partnership		TENANT: EXTEND HEALTH, INC. a Delaware corporation

By:	AMB Property Holding Corporation, a Maryland corporation

By:		By:

Print:		Print:

Title:		Title:

Telephone:		Telephone:

Facsimile:		Facsimile:

Executed at:		Executed at:

on:	May , 2011	on:	May , 2011

EXHIBIT C

ENVIRONMENTAL AND USE QUESTIONNAIRE

FOR TENANT MOVE-IN AND LEASE RENEWAL

Property Name:
Property Address:	1350 North Glenville Drive, Richardson, Texas
Lease Date:	May 2011
Landlord:	AMB-SGP TX/IL L.P.
Tenant:	EXTEND HEALTH, INC.

Instructions. The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location. A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Landlord’s Risk Management Department.

1-0 PLANNED USE/OPERATIONS

1-1. Describe planned use (new lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

2.0 HAZARDOUS MATERIALS

2-1. Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.    ☐  No    ☐  Yes

2-2. Are any of the following materials handled on the property? (A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives ☐ Solvents ☐ Acids ☐ Gases ☐ Other (please specify)	☐ ☐ Oxidizers ☐ ☐	Fuels ☐ Bases PCBs	☐ Oils Organics/Inorganics ☐ Pesticides ☐ Radioactive Materials

2-3. For the following groups of chemicals, please check the type(s), use(s), and quantity of each chemical used or stored on the site. Attach either a chemical inventory or list the chemicals in each category.

Solvents	Gases
Type:	Type:
Use:	Use:
Quantity:	Quantity:

Inorganic	Acids
Type:	Type:
Use:	Use:
Quantity:	Quantity:

Fuels	Explosives
Type:	Type:
Use:	Use:
Quantity:	Quantity:

Oils	Bases
Type:	Type:
Use:	Use:
Quantity:	Quantity:

Oxidizers	Pesticides
Type:	Type:
Use:	Use:
Quantity:	Quantity:

Organic	Radioactive Materials
Type:	Type:
Use:	Use:
Quantity:	Quantity:

Other
Type:
Use:
Quantity:

2-4. List and quantify the materials identified above.

MATERIAL	PHYSICAL STATE	CONTAINER SIZE	NUMBER OF CONTAINERS

2-5. Describe the storage area location(s) for these materials.

3.0 HAZARDOUS WASTES

3-1. Are hazardous wastes generated? If so, continue with the next question. If not, skip this section and go to section 4.0.    ☐  No    ☐  Yes

3-2. Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Other (please specify)

3-3. Identify and describe those wastes generated, handled or disposed of (disposition).

Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as “listed characteristic or statutory” wastes. Include total amounts generated monthly.

Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

3-4. List and quantify the materials identified in Question 3-2 of this section.

WASTE GENERATED	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-5. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? If so, please describe.

4.0 USTS/ASTS

4-1. Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines present on site (lease renewals) or required for planned operations (new tenants)? If not, continue with section 5.0. If yes, please describe capacity, contents, age, design and construction of USTs or ASTs.

4-2. Is the UST/AST registered and permitted with the appropriate regulatory agencies? Please provide a copy of the required permits.

4-3. Indicate if any of the following leak prevention measures have been provided for the USTs/ASTs and their associated piping. Additionally, please indicate the number of tanks that are provided with the indicated measure. Please provide copies of written test results and monitoring documentation.

Integrity testing	Inventory reconciliation

Leak detection system	Overfill spill protection

Secondary containment	Other (please describe)

Cathodic protection

4-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property? If so, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6. For lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? For new tenants, are installations of this type required for the planned operations? If so, please describe.

4-7. If present or planned, have the chemical transfer pipelines been inspected or tested for leaks? If so, please indicate the results and provide a copy of the inspection or test results.

5.0 INTENTIONALLY DELETED

6.0 REGULATORY

6-1. For lease renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations? If so, please describe.

6-2. For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property? If so, please describe.

6-3. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? If so, please provide a copy of this permit.

6-4. For lease renewals, have there been any complaints from the surrounding community regarding facility operations? If so, please describe. Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility? If so, please describe status and any corrective actions taken.

6-5. Has a Hazardous Materials Business Plan been developed for the site? If so, please provide a copy.

CERTIFICATION

I am familiar with the real property and facility operations described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that the Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

Exhibit C-1

MOVE IN STANDARDS

This Move In Standards is a part of the Lease dated May     , 2011 by and between AMB-SGP TX/IL, L.P. (“Landlord”) and Extend Health, Inc. (“Tenant”) for the Premises located within the Building located at 1350 North Glenville in Richardson, Texas.

Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

Upon the Lease Commencement Date, Landlord shall deliver the Premises in a condition that shall include, but is not limited to, addressing the following items:

1)	All light fixtures throughout the Premises shall be in good working order, replaced as required with new bulbs and ballasts.

2)

HVAC System is properly balanced between private offices on the perimeter window line and the open office area. HVAC System and thermostats are in good working order and repair upon delivery and acceptance of the Premises.

3)	All general doors and locks in the Premises shall be in good working order.

4)	All windows shall be intact and clean, (no broken or cracked windows) complete with window coverings that are clean, intact, working and completely functional.

5)	All floors shall be thoroughly cleaned and intact, no tears in the carpeting and VCT flooring sealed, lying flat without curved or lifting edges.

6)	All existing appliances such as dishwashers, garbage disposals, etc shall be in good working order and repair. The hot water heater serving the Premises shall be in good working order, if applicable.

7)	Any and all existing electrical outlets shall be in good working order. All subpanels and outlets shall be labeled accordingly.

8)	Throughout the Premises, the existing ceiling shall be patched and repaired; clean new ceiling tiles shall replace any broken, missing or stained tiles.

9)	All existing rooms shall be completely cleaned out, broom swept and all debris removed.

Exhibit D

MOVE OUT STANDARDS

This Move Out Standards is a part of the Lease dated May      2011 by and between AMB-SGP TX/IL, L.P. (“Landlord”) and Extend Health (“Tenant”) for the Premises located within the Building located at 1350 North Glenville in Richardson, Texas.

Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows: At the expiration of this Lease, Tenant shall surrender the Premises in the same condition as they were upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its Personal Property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord.

The Tenant shall surrender the Premises, at the time of the expiration of the Lease, in a condition that shall include, but is not limited to, addressing the following items:

1. Lights:	Office and warehouse lights will be fully operational with all bulbs functioning.

2. Tenant-Installed Equipment & Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

3. Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

4. Roof:

Any Tenant-installed equipment must be removed and roof penetrations relating to such Tenant installed equipment properly repaired by licensed roofing contractor. Active leaks caused by Tenant or any Tenant installed equipment must be fixed and latest landlord maintenance and repairs recommendation must have been followed.

5. Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

6. Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of premises.

7. Upon Completion:

Contact Landlord’s property manager to coordinate date of turning off power, turning in keys, and obtaining final Landlord inspection of premises which, in turn, will facilitate refund of security deposit.

Exhibit “E”

RULES & REGULATIONS

This Rules & Regulations Exhibit is a part of the Lease dated May LI, 2011 by and between AMB-SGP TX/IL, L.P. (“Landlord”) and EXTEND HEALTH, INC., a Delaware corporation (“Tenant”) for the Premises located within the Building located at 1350 North Glenville in Richardson, Texas.

Landlord and Tenant agree that (i) the terms, conditions and provisions of this Exhibit E are hereby incorporated into and are made a part of the Lease, (ii) any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease, and (iii) the Lease is hereby modified and supplemented as follows:

1.

No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant’s expense. Notwithstanding the foregoing, Landlord has approved Tenant’s signs set forth on Exhibit H attached to the Lease.

2.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the prior written consent of Landlord.

3.

All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord. Except for any Permitted Alterations, Tenants shall not remove any carpet, or wall coverings, window blinds, or window draperies visible from outside the Premises without the prior written approval from Landlord.

4.

Tenant shall not use, keep, or permit to be used or to be kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein. Tenant shall maintain the leased Premises free from mice, rats, bugs and ants attracted by food, water or storage materials.

5.	No person shall disturb the occupants of this or adjoining buildings or Premises by the use of any radio or musical instrument or by the making of loud or improper noises.

6.	Tenant shall not disturb, solicit or canvas any occupant of the Building or Industrial Center and shall cooperate to prevent same.

7.

Parking any type of recreational vehicles is specifically prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings.

8.

Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Industrial Center and loading and unloading areas of other tenants.

9.

Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Industrial Center or on streets adjacent thereto.

10.	No person shall go on the roof without Landlord’s permission.

11.	All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

12.	Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.

Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

14.

Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Industrial Center or any of the Common Areas of the foregoing. No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

15.

Tenant shall not permit any animals, including, but not limited to, any household pets, fish tanks, etc., to be brought or kept in or about the Premises, the Building, the Industrial Center or any of the Common Areas of the foregoing. Notwithstanding the foregoing, to the extent required pursuant to applicable law (including without limitation the Disabilities Acts), Tenant shall be permitted to bring seeing-eye dogs and any other assistance animals into the Premises, the Building, the Industrial Center or any of the Common Areas of the foregoing.

16.

Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Industrial Center, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or in the Common Areas of the Industrial Center.

17.

Tenant shall not do, or permit anything to be done, in their Premises or bring or keep anything therein which will in anyway obstruct or interfere with the rights of other Tenants, or do, or permit anything to be done in their Premises which shall, in the judgment of the Landlord or its manager, in any way injure or annoy them, or conflict with the laws relating to fire, or with the regulations of the fire department or with any insurance policy upon the Building or any part thereof or any contents there in or conflict with any of the rules and ordinances of the public Building or health authorities.

18.

All electrical equipment used by Tenants shall be U.L. approved. Nothing shall be done or permitted in Tenant’s Premises, and nothing shall be brought into or kept in the Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises. Tenant’s computers and other equipment are hereby expressly allowed.

19.

Tenants shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises or Building. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Premises, Building or Industrial Center. Tenants shall not use any other method of heating than that supplied by the Landlord.

20.

The water closets, urinals, waste lines, vents or flues of the Building shall not be used for any purpose other than those for which they were constructed, and no rubbish, acids, vapors, newspapers or other such substances of any kind shall be thrown into them. The expense caused by any breakage, stoppage or damage resulting from a violation of this rule by any Tenant, its employees, visitors, guests or licensees, shall be paid by Tenant.

21.

If any Tenant desires radio signal, communication equipment such as satellite dishes, etc., or any other utility or service connection installed or changed, such work shall be done at the expense of Tenant, with the prior written approval and under the direction of Landlord. No wiring shall be installed in any part of the Building (other than the Premises, so long as in compliance with all applicable laws) without Landlord’s approval and direction. Landlord reserves the right to disconnect any radio signal or alarm system when, in Landlord’s opinion, such installation or apparatus interferes with the proper operation of the Building or systems within the Building.

22.

Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care and cleanliness of the Premises, the Building or the Industrial Center and for the preservation of good order therein.

Exhibit “F”

[Intentionally deleted.]

Exhibit “G”

Operating Expense Exclusions

Notwithstanding anything in the Lease to the contrary, Operating Expenses shall exclude the following expenditures (collectively, the “Operating Expense Exclusions”):

1. Leasing Costs. Leasing commissions, advertising, promotional and marketing expenses, finders fees, referral fees, accounting, legal and other professional fees, disbursements and other expenses incurred in connection with the solicitation, preparation, negotiation and execution of letters, deal memos, letters of intent, leases, subleases and/or assignments.

2. Capital Costs. Except to the extent provided in Paragraphs 4.2(a)(viii) and 4.2(a)(ix) of the Lease:

(a) All costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools, all as determined in accordance with generally accepted accounting principles consistently applied, or otherwise.

(b) Capital costs for replacing major components of the Building’s systems which have reached the end of their useful life (irrespective of whether the replacement of such component may result in reducing Operating Expenses).

(c) Rentals and other related expenses incurred in leasing items ordinarily considered to be capital items, except for (1) expenses in connection with making minor repairs on or keeping Building’s systems in operation while minor repairs are being made, and (2) costs of equipment not affixed to the Building that is used in providing janitorial or similar services.

3. Tenant Improvements. Allowances, concessions, payments, reimbursements, moving costs, and other costs and expenses incurred or given (regardless of the use of such funds) in connection with completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating (a) space for tenants or occupants of the Industrial Center or (b) vacant, leasable space in the Industrial Center, including all costs of design, plans, permits, licenses, inspections, utilities, demolition, renovation, tenant improvements, installation, construction and clean up, but excluding normal maintenance, repair and replacement costs.

4. Dispute Costs. Costs incurred in connection with or arising from (a) negotiations, disputes or enforcement of remedies with (A) other tenants, other occupants or prospective tenants of the Industrial Center or (B) consultants, management agents, purchasers or mortgagees of the Industrial Center, (b) claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Industrial Center (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof), and (c) disputes between Landlord and/or Landlord’s managing agent and their employees, tenants or occupants, providers of goods and services to the Industrial Center, or any mortgagee or ground lessor.

5. Restoration Costs. Costs of repairs, restoration, replacements or other work that are otherwise includible as Operating Expenses but are occasioned by (a) fire, windstorm, earthquake or other casualty of an insurable nature (whether such destruction be total or partial) and (1) paid by insurance required to be carried by Landlord under this Lease, or if Landlord failed to carry insurance required to be carried by Landlord under this Lease, an amount equal to the insurance proceeds that would have been available to Landlord had Landlord carried the required insurance, (2) otherwise paid by insurance then in effect obtained by Landlord, or (3) not so paid by insurance because the deductibles exceed customary deductibles for buildings comparable to the Building in the Richardson, Texas market (“Comparable Buildings”), not to exceed $50,000 per occurrence, (b) the exercise by a governmental authority of the right of eminent domain, whether such taking be total or partial, or (c) the intentional act or negligence of Landlord, any subsidiary or affiliate of Landlord, any tenant or any vendor, contractor, provider of materials or services, representative, employee, guest, or agent of same.

6. Construction Costs.

(a) Costs of correcting defects in (1) the design or construction of the Building (or any renovation), (2) the materials used in the construction or renovation of the Building, or (3) the Building equipment or appurtenances thereto.

(b) Costs of constructing additions to the Industrial Center (or any portion thereof) or new buildings in the Industrial Center, or otherwise further developing the Industrial Center.

(c) Any cost incurred in connection with modifying, upgrading, replacing, repairing or maintaining the Industrial Center’s telecommunication systems, including the purchase, installation and operation of any informational displays in the Industrial Center’s elevators or lobbies.

7. Services.

(a) Costs or expenses relating to another tenant’s or occupant’s space or use of Industrial Center facilities that were (1) incurred in rendering any service, utility or other benefit to such tenant that Landlord was not required, or were for a service, utility or other benefit in excess of the service, utility or other benefit that Landlord was required, to provide Tenant hereunder without additional charge, or (2) otherwise in excess of the Building standard services then being provided by Landlord to all tenants of the Industrial Center, whether or not such other tenant is actually charged therefor by Landlord.

(b) Costs of a concierge and costs of any extraordinary services which Landlord is not obligated to provide under this Lease or which are not customarily provided by landlords operating Comparable Buildings, unless Tenant consents to the inclusion of such costs in Operating Expenses.

(c) Any above-Building standard cleaning or security, including, but not limited to construction cleanup or special cleanings or security associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping.

(d) Costs of installing, maintaining and operating any specialty or above-Building-standard service, such as an observatory, broadcasting facility, luncheon club, shuttle buses or athletic or recreational club, and any costs associated with operating such service or facility.

(e) All amounts that would otherwise be included in Operating Expenses which are paid to any affiliate of Landlord as a result of a non-competitive selection process or to the extent the costs of such services exceed the competitive rates in Comparable Buildings for such services rendered at similar frequency by persons or entities of similar skill, competence and experience (but excluding any such amounts specifically provided for or permitted in this Lease, for which the provisions of this Lease shall control).

8. Depreciation and Debt Costs. Depreciation, other non-cash expense or amortization; principal, interest, points, fees, commissions or other finance charges on indebtedness, costs of refinancing such indebtedness or any amortization or other costs associated with such indebtedness; interest payments on any encumbrances on the Project; payments under a ground lease or underlying lease relating to the Building; rent loss, bad debt loss or reserves of any kind.

9. Tenant Costs.

(a) The cost of all items, goods and services for which Tenant, any other tenant or occupant of the Industrial Center or other third party (including insurers) is obligated to reimburse or indemnify Landlord (other than through the payment of a tenant’s share of Operating Expenses), including, but not limited to, replacement of any item covered by a warranty or guaranty.

(b) Any costs, including, but not limited to electrical service costs (including incremental air conditioning), to be paid separately by Tenant and/or other tenants of Landlord pursuant to Section 12 or similar provisions of such tenants’ leases, or for which any tenant directly contracts with a service provider.

(c) The cost of any utilities used by any tenant in the Industrial Center.

(d) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Industrial Center.

(e) Any amounts specifically chargeable to or payable by any other tenant or occupant of the Industrial Center.

(f) Any increase in the cost of Landlord’s insurance caused by a specific use of another tenant or by Landlord.

10. Overhead.

(a) All costs associated with the operation of the business of the entity which constitutes “Landlord” or “Landlord’s managing agent” (as distinguished from the costs of the operations of the Industrial Center) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses, legal, entity formation, risk management, and corporate and/or partnership accounting and legal costs, mortgages, debt costs, syndication costs or other financing charges, asset management fees, administrative fees, any costs that would normally be considered included in a management fee (e.g., property accounting charges, local area network and wide area network charges, travel expenses for company meetings or training, etc.), placement/recruiting fees/costs for employees whether they are assigned to the Industrial Center or not, employee training programs, real estate licenses and other industry certifications, health/sports club dues, employee parking and transportation charges, tickets to special events, and costs of any business licenses regardless if such costs are considered a form of real estate tax.

(b) Wages, salaries, fees, fringe benefits, and any other form of compensation paid to any off-site employees of Landlord or its property manager, and any on-site executive employee of Landlord and/or Landlord’s managing agent above the grade of Building Manager as such term is commonly understood in the property management industry, provided, that all wages, salaries and other compensation otherwise allowed to be included in Operating Expenses shall also exclude any portion of such costs related to any employee’s time devoted to other efforts unrelated to the maintenance and operation of the Industrial Center.

(c) Any compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand, if any) operated by Landlord.

(d) Any expenses incurred by Landlord for (1) use of any portions of the Industrial Center to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising, (2) any training or incentive programs, other than for tenant life safety information services, (3) any tenant relations or vendor relations parties, events or promotion (including tenant satisfaction or retention programs), including flowers, gifts, luncheons, parties, and other social events, (4) holiday decorations or Landlord sponsored holiday events, (5) rentals and other related expenses for any management or leasing office, or any other offices or spaces of Landlord or any related entity, or (6) signs in or on the Industrial Center identifying the owner of the Industrial Center, the Industrial Center’s manager or leasing agent, or other tenants’ signs.

11. Fees and Fines.

(a) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to (1) the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts, (2) the violation by Landlord of the terms of this Lease, or (3) the violation by Landlord or any party of the terms and conditions of any lease of space in the Industrial Center.

(b) Legal expenses except for legal expenses incurred with respect to the Industrial Center which relate directly to the operation of the Building and which benefit all of the tenants of the Building generally, such as legal proceedings to reduce property taxes.

(c) Costs, fees, dues, donations, contributions or similar expenses for any political, charitable, industry association or similar organization, as well as the cost of any newspaper magazine, trade or other subscription.

(d) In-house legal and accounting fees.

(e) Legal, auditing, consulting and professional fees, and all other costs paid or incurred in connection with sales, acquisitions, syndications, obtaining of permits or approvals, zoning proceedings or actions, environmental permits or actions, lawsuits, or any extraordinary transactions, occurrences or events.

12. Clean-up and Compliance Costs. Costs incurred by Landlord to encapsulate, remove or otherwise clean-up any Hazardous Substances (including Hazardous Substances in the ground water or soil, including costs associated with monitoring, testing, removal, cleaning, abatement, remediation, defense, administration, settlement or management thereof), (a) to the extent Applicable Requirements require Landlord to take affirmative action to encapsulate or remove such Hazardous Substance from or about the Industrial Center or real property, and (b) such action was not taken by Landlord prior to the Lease Commencement Date. Costs incurred in connection with upgrading the Industrial Center to comply with insurance requirements, disability, life, fire and safety codes, or laws in effect prior to the Lease Commencement Date (including the Disabilities Acts), including penalties, fines, associated legal expenses or damages incurred due to such non-compliance. Costs of replacing or retrofitting the HVAC system to comply with any of §§ 604-606 and/or 608 of the Clean Air Act.

13. Transfer Costs. Costs incurred by Landlord in connection with the sale, assignment, transfer, other disposition, financing, refinancing, mortgaging, selling or change of ownership of the Industrial Center (including brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges), including the sale or any other form of full or partial transfer of title of the Industrial Center or any part thereof, or due to the transfer of title of any leases in the Industrial Center, or due to any renovation or new construction in the Industrial Center or related facilities.

14. Intentionally Omitted

15. Miscellaneous.

(a) Costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Industrial Center, including, but not limited to, costs for the purchase, ownership, leasing, moving, restoring, showing or promotion of the same.

(b) Costs for which Landlord has been compensated by a management fee.

(c) Any entertainment, dining or travel expenses for any purpose.

(d) Any validated parking for any entity.

(e) Any finders fees, brokerage commissions, job placement costs or job advertising costs.

(f) Costs for which Landlord is required to indemnify Tenant under this Lease.

(g) Any duplicated cost.

(h) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses.

Exhibit “H”

Approved Tenant Signage

Tenant may, but shall have no obligation to, install the following signage at Tenant’s sole cost and expense:

•	Tenant’s name and/or logo above Tenant’s store front, subject to Landlord’s reasonable approval of the location and specifications of such signage; and

•	A monument sign adjacent to and visible from North Glenville Drive.

Tenant’s signage rights described hereinabove are conditioned upon (a) any such signage being approved by all applicable governmental authorities, and (b) with regard to the monument sign, such signage will be available only if it does not involve the removal of the existing monument or leasing signage at the Building.

Exhibit “I”

Right of First Refusal

Provided no Event of Default beyond any applicable notice and cure period then exists, Landlord shall, at such time as Landlord receives an offer from a third party which Landlord is prepared to accept (the “Third Party Offer”) for the lease of the space designated on Schedule I-1 attached hereto (the “Offer Space”), offer to lease the Offer Space to Tenant on the terms of the Third Party Offer, such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice.

If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease (except, in each instance, as expressly set forth below); however, Tenant shall accept the Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if Tenant exercises its rights under this Exhibit “I” during the first twelve (12) months of the Term, the Base Rent per square foot for the Offer Space shall be the same as the Base Rent per square foot then in effect under this Lease and will thereafter increase when and in the same amount per square foot as the Base Rent increases under this Lease.

If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or a portion of the Offer Space to third parties. Tenant may not exercise its rights under this Exhibit “I” if an Event of Default then exists or Tenant is not then occupying the entire Premises. Notwithstanding the foregoing, should Landlord (i) not lease the Offer Space within ninety (90) days after the expiration of the above referenced ten (10) day period, or (2) be willing to accept a lease of the Offer Space (a) for a lower effective rental rate, (b) for a different lease term, or (c) with higher allowances or other tenant inducements, in each case than as set forth in the Offer Notice, the Offer Space shall revert back to Right of First Refusal status.

Tenant’s rights under this Exhibit “I” shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises except to a Permitted Transferee.

SCHEDULE I-1

OFFER SPACE

EXHIBIT J

NON-EXCLUSIVE PARKING